Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP.

Reports Unaudited Second Quarter and Year to Date 2024 Earnings

Scranton, PA, July 25, 2024/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples” or the “Company”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three and six months ended June 30, 2024.

Peoples reported net income of $3.3 million, or $0.46 per diluted share for the three months ended June 30, 2024, a 65.2% decrease when compared to $9.4 million, or $1.31 per diluted share for the comparable period of 2023. Quarterly net income included lower net interest income of $3.2 million due primarily to higher deposit costs, a higher provision for credit losses of $2.8 million and higher operating expenses of $1.5 million, which included $1.1 million of acquisition related expenses.

Core net income1, a non-GAAP measure, excludes acquisition related expenses from the strategic combination with FNCB Bancorp, Inc. completed July 1, 2024 and further discussed below of $1.1 million and $0.1 million incurred during the three months ended June 30, 2024 and 2023. Core net income1 totaled $4.2 million or $0.59 per diluted share for the three months ended June 30, 2024 compared to $9.5 million, or $1.33 per share for the comparable period of 2023.

Core pre-provision net revenue (PPNR)1, a non-GAAP measure, which excludes acquisition related expenses, the provision for credit losses and the provision for credit losses on unfunded commitments from income before taxes, for the three months ended June 30, 2024 was $5.2 million or $0.73 per diluted share. The PPNR for the corresponding prior year period was $9.0 million or $1.25 per diluted share.

For the six months ended June 30, 2024, net income was $6.7 million, or $0.95 per diluted share, a 60.3% decrease when compared to $17.0 million, or $2.37 per diluted share for the comparable period of 2023. Net interest income for the current period decreased $7.0 million when compared to the six months ended June 30, 2023 as higher interest income due to increased loan rates was more than offset by increased funding costs. Lower net income was due to the reduction in net interest income combined with higher operating expenses of $3.1 million, which included $1.6 million in acquisition related expenses, and a $2.2 million increase in the provision for credit losses.

Core net income1, a non-GAAP measure, totaled $8.1 million or $1.14 per diluted share for the six months ended June 30, 2024 compared to $17.0 million, or $2.37 per share for the comparable period of 2023.

Core pre-provision net revenue (PPNR)1, a non-GAAP measure, for the six months ended June 30, 2024 was $10.8 million or $1.52 per diluted share. The PPNR for the corresponding prior year period was $19.0 million or $2.65 per diluted share.

STRATEGIC COMBINATION WITH FNCB BANCORP, INC.

On July 1, 2024, Peoples completed its previously announced merger with FNCB Bancorp, Inc. ("FNCB"), pursuant to which FNCB merged with and into Peoples, and FNCB Bank merged with and into Peoples Security Bank and Trust Company (the “FNCB merger”). The reported results do not include the results of FNCB or reflect the completion of the FNCB merger. As of the date of completion, the combined organization is expected to have approximately $5.5 billion in assets with approximately $4.0 billion in loans and $4.7 billion in deposits throughout its operations spanning Pennsylvania, New York and New Jersey. All branches of the combined organization will operate under the Peoples Security Bank and Trust Company banner after the integration is completed.

1 See reconciliation of non-GAAP financial measures on pg.17-19

NOTABLES IN THE QUARTER

●	Core net income[1] for the three months ended June 30, 2024 was $4.2 million or $0.59 per diluted share. For the six months ended June 30, 2024, Core net income[1] was $8.1 million or $1.14 per diluted share.
●	For the six months ended June 30, 2024, loans, net grew $19.7 million or 1.4% annualized and consisted primarily of growth in commercial loans.
●	Asset quality remained strong as nonperforming assets as a percentage of total assets at June 30, 2024 was 0.20%, compared to 0.13% at December 31, 2023.
●	Total deposits decreased $214.1 million to $3.1 billion during 2024 due in part to seasonal outflows of municipal deposits.
●	At June 30, 2024, the Company had $50.0 million in cash and cash equivalents, a decrease of $137.4 million from December 31, 2023. Additional contingent sources of available liquidity total $1.6 billion and include lines of credit at the Federal Reserve Bank and Federal Home Loan Bank of Pittsburgh (FHLB), brokered deposit capacity and unencumbered securities that may be pledged as collateral. The Company’s cash and cash equivalents balance and available liquidity represent 45.4% of total assets and 53.5% of total deposits.
●	At June 30, 2024, estimated total insured deposits were approximately $2.3 billion, or 75.7% of total deposits; as compared to approximately $2.4 billion, or 73.1% of total deposits at December 31, 2023. Included in the uninsured total at June 30, 2024 is $239.5 million of municipal deposits collateralized by letters of credit issued by the FHLB and pledged investment securities, and $0.7 million of affiliate company deposits. Total insured and collateralized deposits represent 85.3% of total deposits at June 30, 2024.

  INCOME STATEMENT REVIEW

●	Calculated on a fully taxable equivalent basis, a non-GAAP measure[1], our net interest margin for the three months ended June 30, 2024 was 2.29%, consistent with the prior quarter and a decline of 32 basis points when compared to 2.61% for the same three month period in 2023. The decrease in net interest margin from the year ago period was due to higher funding costs offsetting the increased yield and balance of earning assets.
●	The tax-equivalent yield on interest-earning assets increased 2 basis points to 4.58% during the three months ended June 30, 2024 from 4.56% during the three months ended March 31, 2024, and increased 27 basis points when compared to 4.31% for the three months ended June 30, 2023.
●	Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, increased 5 basis points to 3.01% for the three months ended June 30, 2024 when compared to 2.96% during the three months ended March 31, 2024 and increased 72 basis points compared to 2.29% in the prior year period.
●	Our cost of interest-bearing deposits increased 2 basis points during the current three month period to 2.92% from 2.90% in the prior three month period ended March 31, 2024, and increased 71 basis points compared to 2.21% for the three months ended June 30, 2023.
●	Our cost of total deposits for the three months ended June 30, 2024 and March 31, 2024 was 2.34%, and increased 62 basis points compared to 1.72% for the three months ended June 30, 2023.

Second Quarter 2024 Results – Comparison to Prior-Year Quarter

Tax-equivalent net interest income, a non-GAAP measure2, for the three months ended June 30, decreased $3.2 million or 14.1% to $19.4 million in 2024 from $22.6 million in 2023. The decrease in tax-equivalent net interest income was due to a $1.6 million increase in tax-equivalent interest income that was offset by a $4.8 million increase in interest expense.

The higher interest income was the result of increases in the yield of earning assets. The tax-equivalent yield on the loan portfolio was 5.09% and 4.79% for the three months ended June 30, 2024 and 2023, respectively. This increase

1 See reconciliation of non-GAAP financial measures on pg.17-19 was due to the higher rates on adjustable and floating rate loans, and new loan originations. Average loans, net, increased $19.0 million when comparing the three months ended June 30, 2024 to the same three month period in 2023. For the three months ended June 30, the tax-equivalent yield on total investments increased to 1.80% in 2024 from 1.73% in 2023. Average investments totaled $529.6 million in the three months ended June 30, 2024 and $558.1 million in the three months ended June 30, 2023. Average federal funds sold decreased $48.4 million to $12.7 million for the three months ended June 30, 2024.

The increased interest expense in the three months ended June 30, 2024 was due primarily to higher rates on consumer, business and municipal deposits driven by the higher interest rate environment. The Company's total cost of deposits increased during the three months ended June 30, 2024 compared to the year ago period by 62 basis points to 2.34%, and the cost of interest-bearing deposits increased 71 basis points to 2.92% from 2.21% in the corresponding period of the prior year. Short-term borrowings averaged $45.4 million in the current period at an average cost of 5.61% compared to $16.9 million in short-term borrowings at an average cost of 5.07% in the corresponding period of the prior year.

Average interest-bearing liabilities increased $31.1 million for the three months ended June 30, 2024, compared to the corresponding period last year. Average noninterest-bearing deposits decreased $91.5 million or 12.9% from the corresponding period of the prior year, due in part to a shift to interest-bearing accounts, and represented 19.3% of total average deposits in the three months ended June 30 2024 as compared to 21.7% in the corresponding period of the prior year.

For the three months ended June 30, 2024, $0.6 million was recorded to the provision for credit losses compared to a credit of $2.2 million in the year ago period.  The current period provision was due to a higher calculated allowance for credit losses.  The higher calculated allowance was due to the establishment of a $0.4 million specific reserve for an individually evaluated commercial real estate loan along with higher pooled loan reserves; additional reserves were required due to loan growth. The prior period credit was due to the impact of various factors such as updated economic assumptions as well as changes in qualitative adjustments, portfolio composition and asset quality. Changes to qualitative factors in the year ago period related to lower loan growth were partially offset by banking industry concerns which resulted in lower expected credit losses.

Noninterest income for the three months ended June 30, 2024 and 2023 was $3.5 million.

Noninterest expense increased $1.5 million or 9.3% to $18.2 million for the three months ended June 30, 2024, from $16.6 million for the three months ended June 30, 2023. Acquisition related expenses, including legal and consulting and advisory fees, totaled $1.1 million. Salaries and employee benefits were $8.5 million in both periods. Occupancy and equipment expenses increased $0.3 million in the current period due to higher information technology (IT) expense and higher facilities costs from inflationary price pressure. Other expenses increased $0.4 million due primarily to a partial write-down of the former East Stroudsburg branch property.

The provision for income tax expense was $0.4 million or 11.4% of pre-tax income for the three months ended June 30, 2024 and $1.8 million or 16.1% of pre-tax income for the three months ended June 30, 2023, a decrease of $1.4 million due to lower taxable income.

Six-Month Results – Comparison to Prior Year First Six Months

Our net interest margin, a non-GAAP measure1, for the six months ended June 30, 2024 was 2.29%, a decrease of 43 basis points over the prior year’s period of 2.72%. Tax-equivalent net interest income, a non-GAAP measure1 for the six months ended June 30, decreased $7.0 million, or 15.2%, to $39.2 million in 2024 from $46.2 million in 2023. The decrease in net interest income was the result of higher loan interest income due to increased volume and rates on new loans and those that are repricing, offset by the higher cost of deposit funding. Average investments decreased $47.1 million compared to June 30, 2023, as the Company engaged in investment sales in the year ago period to, in part, fund loan growth and repay short-term borrowings. The yield on earning assets was 4.57% for the first half of 2024 compared to 4.23% for the six month period ended June 30, 2023. The cost of interest bearing liabilities during the six month period ended June 30, 2024 increased 92 basis points to 2.99% from 2.07% for the six months ended June 30, 2023 as the cost of interest-bearing deposit products and short-term borrowing costs increased. Furthermore, the Company, as

1 See reconciliation of non-GAAP financial measures on pg.17-19 part of its strategy to improve on-balance sheet liquidity, added $259.0 million of brokered certificate of deposits at an average cost of 5.16% during the first six months of 2023.

For the six months ended June 30, 2024, a provision for credit losses of $1.3 million was recorded due to the establishment of a $0.4 million specific reserve for an individually evaluated commercial real estate loan along with higher pooled loan reserves. Pooled loan reserves increased due to loan growth and a higher model loss rate that was primarily attributed to the loan portfolio comparing favorably to peer performance and new originations. For the comparable prior year period, a credit to the provision for credit losses of $0.9 million was recorded due to various factors including updated economic assumptions as well as changes in qualitative factors, portfolio composition and asset quality.

Noninterest income was $6.9 million for the six months ended June 30, 2024 and $7.2 million for the comparable period ended June 30, 2023.  During the period, interest rate swap revenue decreased $0.2 million on lower loan origination volume and market value adjustments. The prior year’s period included $0.1 million gains on the sale of investment securities.

Noninterest expense for the six months ended June 30, 2024, was $36.2 million, an increase of $3.0 million from $33.2 million for the six months ended June 30, 2023. The increase was due primarily to acquisition related expenses, occupancy and equipment expenses and other expenses, partially offset by reduced salary and benefits expenses. Salaries and employee benefits expenses decreased $0.3 million compared to the year ago period due to lower benefit costs. Occupancy and equipment expenses were higher by $0.9 million in the current period due to increased technology costs related to system upgrades and increased account and transaction volumes, and higher facilities costs. Acquisition related expenses totaled $1.6 million compared to $0.1 million a year ago. Other expenses increased $1.0 million due primarily to a $0.4 million partial write-down of the former East Stroudsburg branch property and an increase to the provision for unfunded commitments of $0.6 million resulting from a provision of $0.3 million in the current period and a credit of $0.3 million in the year ago period.

The provision for income taxes for the six months ended June 30, 2024 decreased $2.3 million and the effective tax rate was 11.8% as compared to 15.8% in the prior period.

BALANCE SHEET REVIEW

At June 30, 2024, total assets, loans and deposits were $3.6 billion, $2.9 billion and $3.1 billion, respectively. During the six month period, federal funds sold were utilized to fund loan growth and seasonal deposit outflows.

Loan growth for the six months ended June 30, 2024 was $19.7 million or 1.4%, which is consistent with the Company's current balance sheet strategy to slow loan growth. Commercial loans made up the majority of the growth with residential real estate loans also increasing.

Total investments were $466.9 million at June 30, 2024, compared to $483.9 million at December 31, 2023. At June 30, 2024, the available for sale securities totaled $385.2 million and the held to maturity securities totaled $81.6 million. The unrealized loss on the available for sale securities increased $2.4 million from $51.5 million at December 31, 2023 to $53.9 million at June 30, 2024. The unrealized losses on the held to maturity portfolio totaled $13.4 million and $13.2 million at June 30, 2024 and December 31, 2023, respectively.

Total deposits decreased $214.1 million during the six months ended June 30, 2024. Noninterest-bearing deposits decreased $23.7 million and interest-bearing deposits decreased $190.4 million during the six months ended June 30, 2024. The decrease in deposits was due to a $121.3 million decrease in municipal deposits, $48.1 million decrease in retail deposits and a $32.6 million decrease in commercial deposits. The Company had $248.9 million and $261.0 million of longer-term callable brokered CDs at June 30, 2024 and December 31, 2023, respectively. The Company at any time has the option to call the majority of the CDs. Deposits declined due in part to seasonal outflows of municipal deposits and commercial depositors drawing down their noninterest-bearing balances.

The deposit base consisted of 42.8% retail accounts, 34.7% commercial accounts, 14.4% municipal relationships and 8.1% brokered deposits at June 30, 2024. At June 30, 2024, total estimated uninsured deposits, were $744.7 million, or approximately 24.3% of total deposits as compared to $883.5 million, or 26.9% of total deposits at December 31, 2023. Included in the uninsured total at June 30, 2024 is $239.5 million of municipal deposits collateralized by letters of credit issued by the FHLB and pledged investment securities, and $0.7 million of affiliate company deposits. As an additional resource to our uninsured depositors, we offer all depositors access to IntraFi's CDARS and ICS programs which allows deposit customers to obtain full FDIC deposit insurance while maintaining their relationship with our bank.

In addition to deposit gathering and our current long term borrowings, we have additional sources of liquidity available such as cash and cash equivalents, overnight borrowings from the FHLB, the Federal Reserve’s Discount Window and Borrower-in-Custody program, correspondent bank lines of credit, brokered deposit capacity and unencumbered securities. At June 30, 2024, the Company had $50.0 million in cash and cash equivalents, a decrease of $137.4 million from December 31, 2023. At June 30, 2024, we had $1.6 billion in available additional liquidity representing 45.4% of total assets, 53.5% of total deposits and 220.4% of uninsured deposits. For additional information on our deposit portfolio and additional sources of liquidity, see the tables on page 15.

The Company maintained its well capitalized position at June 30, 2024. Stockholders' equity equaled $340.8 million or $48.29 per share at June 30, 2024, and $340.4 million or $48.35 per share at December 31, 2023. The increase in stockholders’ equity from December 31, 2023 is primarily attributable net income less dividends to shareholders, partially offset by a $0.9 million increase to accumulated other comprehensive loss (“AOCI”) resulting from an increase in the unrealized loss on available for sale securities. The net after tax unrealized loss on available for sale securities included in AOCI at June 30, 2024 and December 31, 2023 was $42.1 million and $40.3 million, respectively.

Tangible stockholders' equity, a non-GAAP measure1, decreased to $39.31 per share at June 30, 2024, from $39.35 per share at December 31, 2023. Dividends declared for the six months ended June 30, 2024 amounted to $0.82 per share, representing a dividend payout ratio of 86.3% of net income.

ASSET QUALITY REVIEW

Asset quality metrics remained strong. Nonperforming assets were $7.1 million or 0.25% of loans, net and foreclosed assets at June 30, 2024, compared to $4.9 million or 0.17% of loans, net and foreclosed assets at December 31, 2023. As a percentage of total assets, nonperforming assets totaled 0.20% at June 30, 2024 compared to 0.13% at December 31, 2023.  The increase in nonaccrual loans was primarily due to downgrading one loan totaling $2.65 million to nonaccrual. This loan also carries a 70% government agency guaranty. At June 30, 2024, the Company had one foreclosed property recorded at $27 thousand.

During the six month period ended June 30, 2024, net charge-offs were $76 thousand and our provision for credit losses totaled $1.3 million. The allowance for credit losses equaled $23.1 million or 0.81% of loans, net, at June 30, 2024 compared to $21.9 million or 0.77% of loans, net, at December 31, 2023.  Loans charged-off, net of recoveries, for the three months ended June 30, 2024 were $69 thousand, compared to $25 thousand for the comparable period last year.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Susquehanna, Wayne and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York through 44 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity, core net income and pre-provision revenue ratios, among others. The reported results included in this release contain items, which Peoples considers non-core, namely acquisition related expenses and gain or loss on the sale of securities available for sale. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

1See reconciliation of non-GAAP financial measures on pg.17-19

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) and other statements that are not historical facts that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that undue reliance should not be placed on forward-looking statements and that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: macroeconomic trends, including interest rates and inflation; the effects of any recession in the United States; the impact on financial markets from geopolitical conflicts such as the military conflict between Russia and Ukraine and the conflict in Israel; risks associated with business combinations, the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the FNCB merger within the expected timeframes or at all and to successfully integrate operations of FNCB and those of Peoples, which may be more difficult, time consuming or costly than expected; the FNCB merger may divert management’s attention from ongoing business operations and opportunities; effects of the completion of the FNCB merger on our ability to retain customers and retain and hire key personnel and maintain relationships with our vendors, and on our operating results and business generally; the dilution caused by Peoples’ issuance of additional shares of its capital stock in connection with the FNCB merger; the outcome of any legal proceedings that may be threatened or instituted against Peoples; changes in interest rates; economic conditions, particularly in our market area; legislative and regulatory changes and the ability to comply with the significant laws and regulations governing the banking and financial services business; monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of Treasury and the Federal Reserve System; adverse developments in the financial industry generally, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior; credit risk associated with lending activities and changes in the quality and composition of our loan and investment portfolios; demand for loan and other products; deposit flows; competition; changes in the values of real estate and other collateral securing the loan portfolio, particularly in our market area; changes in relevant accounting principles and guidelines; inability of third party service providers to perform; our ability to prevent, detect and respond to cyberattacks; and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations and, specifically, the FNCB merger may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder - or take longer - to achieve than expected, if they are achieved at all. As a regulated financial institution, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
	2024	2024	2023	2023	2023
Key performance data:
Share and per share amounts:
Net income	$0.46	$0.49	$0.51	$0.95	$1.31
Core net income (1)	$0.59	$0.55	$0.61	$1.05	$1.31
Core net income (PPNR) (1)	$0.73	$0.79	$0.95	$1.23	$1.25
Cash dividends declared	$0.41	$0.41	$0.41	$0.41	$0.41
Book value	$48.29	$48.18	$48.35	$46.07	$46.53
Tangible book value (1)	$39.31	$39.20	$39.35	$37.07	$37.64
Market value:
High	$46.25	$48.84	$49.99	$48.19	$44.60
Low	$36.26	$38.09	$38.58	$40.04	$30.60
Closing	$45.54	$43.11	$48.70	$40.10	$43.79
Market capitalization	$321,388	$304,238	$342,889	$282,338	$312,241
Common shares outstanding	7,057,258	7,057,258	7,040,852	7,040,852	7,130,409
Selected ratios:
Return on average stockholders’ equity	3.87%	4.09%	4.40%	8.05%	11.42%
Core return on average stockholders’ equity (1)	5.00%	4.59%	5.26%	8.91%	11.54%
Return on average tangible stockholders’ equity	4.76%	5.02%	5.46%	9.95%	14.12%
Core return on average tangible stockholders’ equity (1)	6.14%	5.64%	6.53%	11.01%	14.28%
Return on average assets	0.37%	0.38%	0.38%	0.72%	1.04%
Core return on average assets (1)	0.47%	0.43%	0.46%	0.79%	1.05%
Stockholders’ equity to total assets	9.42%	9.27%	9.10%	8.48%	9.01%
Efficiency ratio (1)(2)	74.49%	75.77%	69.94%	63.50%	63.51%
Nonperforming assets to loans, net, and foreclosed assets	0.25%	0.27%	0.17%	0.13%	0.07%
Nonperforming assets to total assets	0.20%	0.21%	0.13%	0.10%	0.06%
Net charge-offs to average loans, net	0.01%	0.00%	0.39%	0.01%	0.00%
Allowance for credit losses to loans, net	0.81%	0.79%	0.77%	0.80%	0.82%
Interest-bearing assets yield (FTE) (3)	4.58%	4.56%	4.49%	4.40%	4.31%
Cost of funds	3.01%	2.96%	2.86%	2.61%	2.29%
Net interest spread (FTE) (3)	1.57%	1.60%	1.63%	1.79%	2.02%
Net interest margin (FTE) (3)	2.29%	2.29%	2.30%	2.44%	2.61%

(1)	See Reconciliation of Non-GAAP financial measures on pages 17-19.
(2)	Total noninterest expense less amortization of intangible assets and acquisition related expenses, divided by tax-equivalent net interest income and noninterest income less net gains (losses) on investment securities available for sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	June 30	June 30
Six months ended	2024	2023
Interest income:
Interest and fees on loans:
Taxable	$68,447	$62,188
Tax-exempt	2,817	2,794
Interest and dividends on investment securities:
Taxable	3,822	4,053
Tax-exempt	742	835
Dividends	4	4
Interest on interest-bearing deposits in other banks	235	99
Interest on federal funds sold	1,306	1,041
Total interest income	77,373	71,014
Interest expense:
Interest on deposits	36,818	23,324
Interest on short-term borrowings	895	1,299
Interest on long-term debt	539	296
Interest on subordinated debt	887	887
Total interest expense	39,139	25,806
Net interest income	38,234	45,208
Provision for (credit to) credit losses	1,304	(937)
Net interest income after provision for (credit to) credit losses	36,930	46,145
Noninterest income:
Service charges, fees, commissions and other	3,921	3,947
Merchant services income	375	372
Commissions and fees on fiduciary activities	1,068	1,085
Wealth management income	777	784
Mortgage banking income	179	208
Increase in cash surrender value of life insurance	565	520
Interest rate swap revenue	78	246
Net losses on equity investment securities	(20)	(17)
Net gains on sale of investment securities available for sale		81
Total noninterest income	6,943	7,226
Noninterest expense:
Salaries and employee benefits expense	17,289	17,562
Net occupancy and equipment expense	9,301	8,380
Acquisition related expenses	1,557	121
Amortization of intangible assets		57
Other expenses	8,079	7,048
Total noninterest expense	36,226	33,168
Income before income taxes	7,647	20,203
Provision for income tax expense	899	3,199
Net income	$6,748	$17,004
Other comprehensive (loss) income :
Unrealized (losses) gains on investment securities available for sale	$(2,423)	$5,688
Reclassification adjustment for gains on available for sale securities included in net income		(81)
Change in derivative fair value	1,239	79
Income tax (benefit) expense related to other comprehensive (loss) income	(260)	1,223
Other comprehensive (loss) income, net of income tax (benefit) expense	(924)	4,463
Comprehensive income	$5,824	$21,467
Share and per share amounts:
Net income - basic	$0.96	$2.38
Net income - diluted	0.95	2.37
Cash dividends declared	0.82	0.82
Average common shares outstanding - basic	7,055,085	7,151,732
Average common shares outstanding - diluted	7,108,113	7,188,384

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2024	2024	2023	2023	2023
Interest income:
Interest and fees on loans:
Taxable	$34,406	$34,041	$33,730	$33,095	$32,139
Tax-exempt	1,399	1,418	1,423	1,411	1,405
Interest and dividends on investment securities:
Taxable	1,904	1,918	1,939	1,920	1,929
Tax-exempt	371	371	372	375	378
Dividends	2	2			2
Interest on interest-bearing deposits in other banks	115	120	145	91	85
Interest on federal funds sold	179	1,127	2,463	1,873	798
Total interest income	38,376	38,997	40,072	38,765	36,736
Interest expense:
Interest on deposits	18,114	18,704	18,756	16,481	13,714
Interest on short-term borrowings	633	262	330	291	213
Interest on long-term debt	269	270	273	273	269
Interest on subordinated debt	444	443	444	443	444
Total interest expense	19,460	19,679	19,803	17,488	14,640
Net interest income	18,916	19,318	20,269	21,277	22,096
Provision for (credit to) credit losses	596	708	1,669	(166)	(2,201)
Net interest income after provision for (credit to) credit losses	18,320	18,610	18,600	21,443	24,297
Noninterest income:
Service charges, fees, commissions and other	1,885	2,036	1,881	1,900	1,982
Merchant services income	260	115	151	170	254
Commissions and fees on fiduciary activities	517	551	528	606	528
Wealth management income	416	361	399	393	386
Mortgage banking income	87	92	95	87	105
Increase in cash surrender value of life insurance	286	279	277	270	262
Interest rate swap revenue	102	(24)	(122)	266	23
Net (losses) gains on investment equity securities	(12)	(8)	6		12
Total noninterest income	3,541	3,402	3,215	3,692	3,552
Noninterest expense:
Salaries and employee benefits expense	8,450	8,839	8,939	8,784	8,482
Net occupancy and equipment expense	4,576	4,725	4,468	4,298	4,277
Acquisition related expenses	1,071	486	826	869	121
Amortization of intangible assets			19	29	28
Net gains on sale of other real estate				(18)
Other expenses	4,061	4,018	3,346	3,092	3,706
Total noninterest expense	18,158	18,068	17,598	17,054	16,614
Income before income taxes	3,703	3,944	4,217	8,081	11,235
Income tax expense	421	478	587	1,335	1,810
Net income	$3,282	$3,466	$3,630	$6,746	$9,425
Other comprehensive (loss) income:
Unrealized gain (loss) on investment securities available for sale	$18	$(2,441)	$19,494	$(10,378)	$(5,148)
Change in benefit plan liabilities			1,129
Change in derivative fair value	160	1,079	(1,650)	747	2,049
Income tax expense (benefit) related to other comprehensive income (loss)	38	(298)	3,894	(2,074)	(668)
Other comprehensive income (loss), net of income tax expense (benefit)	140	(1,064)	15,079	(7,557)	(2,431)
Comprehensive income (loss)	$3,422	$2,402	$18,709	$(811)	$6,994
Share and per share amounts:
Net income - basic	$0.47	$0.49	$0.52	$0.95	$1.32
Net income - diluted	0.46	0.49	0.51	0.95	1.31
Cash dividends declared	0.41	0.41	0.41	0.41	0.41
Average common shares outstanding - basic	7,057,258	7,052,912	7,040,852	7,088,745	7,145,975
Average common shares outstanding - diluted	7,114,115	7,102,112	7,091,015	7,120,685	7,177,915

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Three Months Ended
	June 30, 2024			June 30, 2023
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$2,637,164	$34,406	5.25%	$2,615,881	$32,139	4.93%
Tax-exempt	222,655	1,771	3.20	224,960	1,780	3.17
Total loans	2,859,819	36,177	5.09	2,840,841	33,919	4.79
Investments:
Taxable	443,146	1,906	1.73	469,712	1,931	1.65
Tax-exempt	86,418	469	2.19	88,371	481	2.18
Total investments	529,564	2,375	1.80	558,083	2,412	1.73
Interest-bearing deposits	8,763	115	5.28	6,839	85	4.99
Federal funds sold	12,672	179	5.68	61,093	798	5.24
Total earning assets	3,410,818	38,846	4.58%	3,466,856	37,214	4.31%
Less: allowance for credit losses	23,046			25,895
Other assets	221,294			209,915
Total assets	$3,609,066	$38,846		$3,650,876	$37,214
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$714,669	$6,749	3.80%	$664,451	$4,958	2.99%
Interest-bearing demand and NOW accounts	729,196	4,400	2.43	771,690	3,537	1.84
Savings accounts	408,883	280	0.28	483,385	239	0.20
Time deposits less than $100	403,069	3,964	3.96	375,799	3,620	3.86
Time deposits $100 or more	240,481	2,721	4.55	198,355	1,360	2.75
Total interest-bearing deposits	2,496,298	18,114	2.92	2,493,680	13,714	2.21
Short-term borrowings	45,383	633	5.61	16,854	213	5.07
Long-term debt	25,000	269	4.33	25,000	269	4.32
Subordinated debt	33,000	444	5.41	33,000	444	5.40
Total borrowings	103,383	1,346	5.24	74,854	926	4.96
Total interest-bearing liabilities	2,599,681	19,460	3.01	2,568,534	14,640	2.29
Noninterest-bearing deposits	620,256			711,729
Other liabilities	48,630			39,494
Stockholders’ equity	340,499			331,119
Total liabilities and stockholders’ equity	$3,609,066			$3,650,876
Net interest income/spread		$19,386	1.57%		$22,574	2.02%
Net interest margin			2.29%			2.61%
Tax-equivalent adjustments:
Loans		$372			$375
Investments		98			103
Total adjustments		$470			$478

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax-equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	For the Six Months Ended
	June 30, 2024			June 30, 2023
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$2,634,859	$68,447	5.22%	$2,581,167	$62,188	4.86%
Tax-exempt	223,974	3,566	3.20	224,442	3,537	3.18
Total loans	2,858,833	72,013	5.07	2,805,609	65,725	4.72
Investments:
Taxable	445,071	3,826	1.73	484,437	4,057	1.69
Tax-exempt	86,641	939	2.18	94,337	1,057	2.26
Total investments	531,712	4,765	1.80	578,774	5,114	1.78
Interest-bearing deposits	8,894	235	5.31	4,044	99	4.94
Federal funds sold	46,813	1,306	5.61	40,338	1,041	5.20
Total earning assets	3,446,252	78,319	4.57%	3,428,765	71,979	4.23%
Less: allowance for credit losses	22,668			25,230
Other assets	219,324			209,535
Total assets	$3,642,908	$78,319		$3,613,070	$71,979
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$734,779	$13,884	3.80%	$692,999	$9,514	2.77%
Interest-bearing demand and NOW accounts	756,827	9,237	2.45	751,655	6,326	1.70
Savings accounts	415,849	555	0.27	497,939	455	0.18
Time deposits less than $100	406,131	8,301	4.11	284,659	4,746	3.36
Time deposits $100 or more	231,470	4,841	4.21	188,993	2,283	2.44
Total interest-bearing deposits	2,545,056	36,818	2.91	2,416,245	23,324	1.95
Short-term borrowings	32,535	895	5.53	53,985	1,299	4.85
Long-term debt	25,000	539	4.34	13,803	296	4.32
Subordinated debt	33,000	887	5.41	33,000	887	5.42
Total borrowings	90,535	2,321	5.16	100,788	2,482	4.97
Total interest-bearing liabilities	2,635,591	39,139	2.99	2,517,033	25,806	2.07
Noninterest-bearing deposits	618,433			728,238
Other liabilities	48,159			39,208
Stockholders’ equity	340,725			328,591
Total liabilities and stockholders’ equity	$3,642,908			$3,613,070
Net interest income/spread		$39,180	1.58%		$46,173	2.16%
Net interest margin			2.29%			2.72%
Tax-equivalent adjustments:
Loans		$749			$743
Investments		197			222
Total adjustments		$946			$965

Peoples Financial Services Corp.

Details of Net Interest Income and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2024	2024	2023	2023	2023
Net interest income:
Interest income:
Loans, net:
Taxable	$34,406	$34,041	$33,730	$33,095	$32,139
Tax-exempt	1,771	1,795	1,801	1,786	1,780
Total loans, net	36,177	35,836	35,531	34,881	33,919
Investments:
Taxable	1,906	1,920	1,939	1,920	1,931
Tax-exempt	469	470	471	475	481
Total investments	2,375	2,390	2,410	2,395	2,412
Interest on interest-bearing balances in other banks	115	120	145	91	85
Federal funds sold	179	1,127	2,463	1,873	798
Total interest income	38,846	39,473	40,549	39,240	37,214
Interest expense:
Deposits	18,114	18,704	18,756	16,481	13,714
Short-term borrowings	633	262	330	291	213
Long-term debt	269	270	273	273	269
Subordinated debt	444	443	444	443	444
Total interest expense	19,460	19,679	19,803	17,488	14,640
Net interest income	$19,386	$19,794	$20,746	$21,752	$22,574
Loans, net:
Taxable	5.25%	5.20%	5.08%	5.00%	4.93%
Tax-exempt	3.20%	3.20%	3.14%	3.13%	3.17%
Total loans, net	5.09%	5.04%	4.93%	4.85%	4.79%
Investments:
Taxable	1.73%	1.73%	1.71%	1.68%	1.65%
Tax-exempt	2.19%	2.18%	2.14%	2.15%	2.18%
Total investments	1.80%	1.80%	1.78%	1.75%	1.73%
Interest-bearing balances with banks	5.28%	5.35%	5.51%	5.24%	4.99%
Federal funds sold	5.68%	5.60%	5.52%	5.52%	5.24%
Total interest-earning assets	4.58%	4.56%	4.49%	4.40%	4.31%
Interest expense:
Deposits	2.92%	2.90%	2.80%	2.53%	2.21%
Short-term borrowings	5.61%	5.35%	5.43%	5.31%	5.07%
Long-term debt	4.33%	4.34%	4.33%	4.33%	4.32%
Subordinated debt	5.41%	5.40%	5.34%	5.33%	5.40%
Total interest-bearing liabilities	3.01%	2.96%	2.86%	2.61%	2.29%
Net interest spread	1.57%	1.60%	1.63%	1.79%	2.02%
Net interest margin	2.29%	2.29%	2.30%	2.44%	2.61%

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
At period end	2024	2024	2023	2023	2023
Assets:
Cash and due from banks	$41,234	$32,009	$33,524	$39,285	$37,774
Interest-bearing balances in other banks	8,722	8,259	9,141	9,550	5,814
Federal funds sold		69,700	144,700	205,700	93,100
Investment securities:
Available for sale	385,240	394,413	398,927	382,227	395,826
Equity investments carried at fair value	78	91	98	92	92
Held to maturity	81,598	83,306	84,851	86,246	88,211
Total investments	466,916	477,810	483,876	468,565	484,129
Loans held for sale		300	250
Loans	2,869,553	2,858,412	2,849,897	2,870,969	2,843,238
Less: allowance for credit losses	23,123	22,597	21,895	23,010	23,218
Net loans	2,846,430	2,835,815	2,828,002	2,847,959	2,820,020
Goodwill	63,370	63,370	63,370	63,370	63,370
Premises and equipment, net	58,565	59,097	61,276	61,936	57,712
Bank owned life insurance	49,955	49,673	49,397	49,123	48,857
Deferred tax assets	14,460	14,241	13,770	17,956	16,258
Accrued interest receivable	13,326	13,565	12,734	12,769	11,406
Other intangible assets, net				19	48
Other assets	53,077	45,299	42,249	49,567	43,287
Total assets	$3,616,055	$3,669,138	$3,742,289	$3,825,799	$3,681,775
Liabilities:
Deposits:
Noninterest-bearing	$620,971	$623,408	$644,683	$691,071	$713,375
Interest-bearing	2,443,988	2,580,530	2,634,354	2,674,012	2,516,106
Total deposits	3,064,959	3,203,938	3,279,037	3,365,083	3,229,481
Short-term borrowings	104,250	20,260	17,590	27,020	19,530
Long-term debt	25,000	25,000	25,000	25,000	25,000
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Accrued interest payable	5,507	5,327	5,765	4,777	4,701
Other liabilities	42,532	41,621	41,475	46,529	38,276
Total liabilities	3,275,248	3,329,146	3,401,867	3,501,409	3,349,988
Stockholders’ equity:
Common stock	14,122	14,122	14,093	14,093	14,272
Capital surplus	122,449	122,162	122,130	121,870	125,371
Retained earnings	249,511	249,123	248,550	247,857	244,017
Accumulated other comprehensive loss	(45,275)	(45,415)	(44,351)	(59,430)	(51,873)
Total stockholders’ equity	340,807	339,992	340,422	324,390	331,787
Total liabilities and stockholders’ equity	$3,616,055	$3,669,138	$3,742,289	$3,825,799	$3,681,775

Peoples Financial Services Corp.

Loan and Asset Quality Data (Unaudited)

(In thousands)

At period end	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Commercial
Taxable	$411,112	$400,439	$317,245	$351,545	$384,091
Non-taxable	220,893	224,083	226,470	229,635	225,796
Total	632,005	624,522	543,715	581,180	609,887
Real estate
Commercial real estate	1,793,652	1,794,086	1,863,118	1,846,350	1,794,355
Residential	369,671	361,490	360,803	357,647	348,911
Total	2,163,323	2,155,576	2,223,921	2,203,997	2,143,266
Consumer
Indirect Auto	66,792	71,675	75,389	78,953	83,348
Consumer Other	7,433	6,639	6,872	6,839	6,737
Total	74,225	78,314	82,261	85,792	90,085
Total	$2,869,553	$2,858,412	$2,849,897	$2,870,969	$2,843,238

	June 30	Mar 31	Dec 31	Sept 30	June 30
At quarter end	2024	2024	2023	2023	2023
Nonperforming assets:
Nonaccrual/restructured loans	$7,116	$7,056	$3,961	$3,060	$1,900
Accruing loans past due 90 days or more		656	986	700	181
Foreclosed assets	27
Total nonperforming assets	$7,143	$7,712	$4,947	$3,760	$2,081

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2024	2024	2023	2023	2023
Allowance for credit losses:
Beginning balance	$22,597	$21,895	$23,010	$23,218	$25,444
Charge-offs	135	108	2,808	65	77
Recoveries	65	102	24	23	52
Provision for (credit to) credit losses	596	708	1,669	(166)	(2,201)
Ending balance	$23,123	$22,597	$21,895	$23,010	$23,218

Peoples Financial Services Corp.

Deposit and Liquidity Detail (Unaudited)

(In thousands)

At period end	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Interest-bearing deposits:
Money market accounts	$690,631	$759,305	$782,243	$767,868	$670,669
Interest-bearing demand and NOW accounts	715,890	754,673	796,426	825,066	760,690
Savings accounts	397,827	415,459	429,011	447,684	470,340
Time deposits less than $250	504,879	517,009	505,409	512,646	504,672
Time deposits $250 or more	134,761	134,084	121,265	120,748	109,735
Total interest-bearing deposits	2,443,988	2,580,530	2,634,354	2,674,012	2,516,106
Noninterest-bearing deposits	620,971	623,408	644,683	691,071	713,375
Total deposits	$3,064,959	$3,203,938	$3,279,037	$3,365,083	$3,229,481

	June 30, 2024
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,310,252	42.8%	69,658	$19
Commercial	1,063,980	34.7	13,469	79
Municipal	441,786	14.4	1,832	241
Brokered	248,941	8.1	21	11,854
Total Deposits	$3,064,959	100.0	84,980	$36

Uninsured	744,674	24.3%
Insured	2,320,285	75.7

	December 31, 2023
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,358,371	41.4%	70,334	$19
Commercial	1,096,547	33.4	13,433	82
Municipal	563,124	17.2	1,856	303
Brokered	260,995	8.0	24	10,875
Total Deposits	$3,279,037	100.00	85,647	$38

Uninsured	883,530	26.9%
Insured	2,395,507	73.1

			Total Available
At June 30, 2024	Total Available	Outstanding	for Future Liquidity
FHLB advances	$1,273,642	$349,280	$924,362
Federal Reserve - Discount Window & Bank Term Funding Program	413,536		413,536
Correspondent bank lines of credit	18,000		18,000
Other sources of liquidity:
Brokered deposits	361,606	248,941	112,665
Unencumbered securities	172,346		172,346
Total sources of liquidity	$2,239,130	$598,221	$1,640,909

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Average quarterly balances	2024	2024	2023	2023	2023
Assets:
Loans, net:
Taxable	$2,637,164	$2,632,554	$2,632,865	$2,627,700	$2,615,881
Tax-exempt	222,655	225,293	227,800	226,628	224,960
Total loans, net	2,859,819	2,857,847	2,860,665	2,854,328	2,840,841
Investments:
Taxable	443,146	446,996	450,533	454,727	469,712
Tax-exempt	86,418	86,864	87,297	87,731	88,371
Total investments	529,564	533,860	537,830	542,458	558,083
Interest-bearing balances with banks	8,763	9,025	10,432	6,893	6,839
Federal funds sold	12,672	80,955	176,983	134,583	61,093
Total interest-earning assets	3,410,818	3,481,687	3,585,910	3,538,262	3,466,856
Other assets	198,248	195,063	188,478	191,781	184,020
Total assets	$3,609,066	$3,676,750	$3,774,388	$3,730,043	$3,650,876
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$2,496,298	$2,593,813	$2,661,156	$2,581,691	$2,493,680
Noninterest-bearing	620,256	616,610	651,182	688,301	711,729
Total deposits	3,116,554	3,210,423	3,312,338	3,269,992	3,205,409
Short-term borrowings	45,383	19,687	24,103	21,759	16,854
Long-term debt	25,000	25,000	25,000	25,000	25,000
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Other liabilities	48,630	47,688	52,760	47,788	39,494
Total liabilities	3,268,567	3,335,798	3,447,201	3,397,539	3,319,757
Stockholders’ equity	340,499	340,952	327,187	332,504	331,119
Total liabilities and stockholders’ equity	$3,609,066	$3,676,750	$3,774,388	$3,730,043	$3,650,876

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2024	2024	2023	2023	2023
Core net income per share:
Net income GAAP	$3,282	$3,466	$3,630	$6,746	$9,425
Adjustments:
Add: Acquisition related expenses	1,071	486	826	869	121
Less: Acquisition related expenses tax adjustment	122	59	115	144	19
Core net income	$4,231	$3,893	$4,341	$7,471	$9,527
Average common shares outstanding - diluted	7,114,115	7,102,112	7,091,015	7,120,685	7,177,915
Core net income per share	$0.59	$0.55	$0.61	$1.05	$1.33

Tangible book value:
Total stockholders’ equity	$340,807	$339,992	$340,422	$324,390	$331,787
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net				19	48
Total tangible stockholders’ equity	$277,437	$276,622	$277,052	$261,001	$268,369
Common shares outstanding	7,057,258	7,057,258	7,040,852	7,040,852	7,130,409
Tangible book value per share	$39.31	$39.20	$39.35	$37.07	$37.64

Core return on average stockholders’ equity:
Net income GAAP	$3,282	$3,466	$3,630	$6,746	$9,425
Adjustments:
Add: Acquisition related expenses	1,071	486	826	869	121
Less: Acquisition related expenses tax adjustment	122	59	115	144	19
Core net income	$4,231	$3,893	$4,341	$7,471	$9,527
Average stockholders’ equity	$340,499	$340,952	$327,187	$332,504	$331,119
Core return on average stockholders’ equity	5.00%	4.59%	5.26%	8.91%	11.54%

Return on average tangible equity:
Net income GAAP	$3,282	$3,466	$3,630	$6,746	$9,425
Average stockholders’ equity	$340,499	$340,952	$327,187	$332,504	$331,119
Less: average intangibles	63,370	63,370	63,380	63,404	63,433
Average tangible stockholders’ equity	$277,129	$277,582	$263,807	$269,100	$267,686
Return on average tangible stockholders’ equity	4.76%	5.02%	5.46%	9.95%	14.12%

Core return on average tangible stockholders’ equity:
Net income GAAP	$3,282	$3,466	$3,630	$6,746	$9,425
Adjustments:
Add: Acquisition related expenses	1,071	486	826	869	121
Less: Acquisition related expenses tax adjustment	122	59	115	144	19
Core net income	$4,231	$3,893	$4,341	$7,471	$9,527
Average stockholders’ equity	$340,499	$340,952	$327,187	$332,504	$331,119
Less: average intangibles	63,370	63,370	63,380	63,404	63,433
Average tangible stockholders’ equity	$277,129	$277,582	$263,807	$269,100	$267,686
Core return on average tangible stockholders’ equity	6.14%	5.64%	6.53%	11.01%	14.28%

Core return on average assets:
Net income GAAP	$3,282	$3,466	$3,630	$6,746	$9,425
Adjustments:
Add: Acquisition related expenses	1,071	486	826	869	121
Less: Acquisition related expenses tax adjustment	122	59	115	144	19
Core net income	$4,231	$3,893	$4,341	$7,471	$9,527
Average assets	$3,609,066	$3,676,750	$3,774,388	$3,730,043	$3,650,876
Core return on average assets	0.47%	0.43%	0.46%	0.79%	1.05%

Core pre-provision net revenue (PPNR) per share:
Income before taxes (GAAP)	$3,703	$3,944	$4,217	$8,081	$11,235
Add: Acquisition related expenses	1,071	486	826	869	121
Add: Provision for (credit to) credit losses	596	708	1,669	(166)	(2,201)
Add: Provision for (credit to) credit losses on unfunded commitments	(197)	487	(2)	(12)	(171)
Core PPNR (non-GAAP)	$5,173	$5,625	$6,710	$8,772	$8,984
Average common shares outstanding-diluted	7,114,115	7,102,112	7,091,015	7,120,685	7,177,915
Core PPNR per share (non-GAAP)	$0.73	$0.79	$0.95	$1.23	$1.25

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	June 30	June 30
Six months ended	2024	2023
Core net income per share:
Net income GAAP	$6,748	$17,004
Adjustments:
Less: Gain on sale of available for sale securities		81
Add: Gain on sale of available for sale securities tax adjustment		17
Add: Acquisition related expenses	1,557	121
Less: Acquisition related expenses tax adjustment	183	19
Core net income	$8,122	$17,042
Average common shares outstanding - diluted	7,108,113	7,188,384
Core net income per share	$1.14	$2.37

Core return on average stockholders’ equity:
Net income GAAP	$6,748	$17,004
Adjustments:
Less: Gain on sale of available for sale securities		81
Add: Gain on sale of available for sale securities tax adjustment		17
Add: Acquisition related expenses	1,557	121
Less: Acquisition related expenses tax adjustment	183	19
Core net income	$8,122	$17,042
Average stockholders’ equity	340,725	328,591
Core return on average stockholders’ equity	4.79%	10.46%

Return on average tangible equity:
Net income GAAP	$6,748	$17,004
Average stockholders’ equity	340,725	328,591
Less: average intangibles	63,375	63,694
Average tangible stockholders’ equity	$277,350	$264,897
Return on average tangible stockholders’ equity	4.89%	12.94%

Core return on average tangible stockholders’ equity:
Net income GAAP	$6,748	$17,004
Adjustments:
Less: Gain on sale of available for sale securities		81
Add: Gain on sale of available for sale securities tax adjustment		17
Add: Acquisition related expenses	1,557	121
Less: Acquisition related expenses tax adjustment	183	19
Core net income	$8,122	$17,042
Average stockholders’ equity	340,725	328,591
Less: average intangibles	63,375	63,694
Average tangible stockholders’ equity	$277,350	$264,897
Core return on average tangible stockholders’ equity	5.89%	12.97%

Core return on average assets:
Net income GAAP	$6,748	$17,004
Adjustments:
Less: Gain on sale of available for sale securities		81
Add: Gain on sale of available for sale securities tax adjustment		17
Add: Acquisition related expenses	1,557	121
Less: Acquisition related expenses tax adjustment	183	19
Core net income	$8,122	$17,042
Average assets	3,642,908	3,613,070
Core return on average assets	0.45%	0.95%

Core pre-provision net revenue (PPNR) per share:
Income before taxes (GAAP)	$7,647	$20,203
Add: Acquisition related expenses	1,557	121
Add: Provision for (credit to) credit losses	1,304	(937)
Add: Provision for (credit to) credit losses on unfunded commitments	290	(356)
Core PPNR (non-GAAP)	$10,798	$19,031
Average common shares outstanding-diluted	7,108,113	7,188,384
Core PPNR per share (non-GAAP)	$1.52	$2.65

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following tables reconcile the non-GAAP financial measures of FTE net interest income for the three and six months ended June 30, 2024 and 2023:

Three months ended June 30	2024	2023
Interest income (GAAP)	$38,376	$36,736
Adjustment to FTE	470	478
Interest income adjusted to FTE (non-GAAP)	38,846	37,214
Interest expense	19,460	14,640
Net interest income adjusted to FTE (non-GAAP)	$19,386	$22,574

Six months ended June 30	2024	2023
Interest income (GAAP)	$77,373	$71,014
Adjustment to FTE	946	965
Interest income adjusted to FTE (non-GAAP)	78,319	71,979
Interest expense	39,139	25,806
Net interest income adjusted to FTE (non-GAAP)	$39,180	$46,173

The efficiency ratio is noninterest expenses, less amortization of intangible assets and acquisition related costs, as a percentage of FTE net interest income plus noninterest income. The following tables reconcile the non-GAAP financial measures of the efficiency ratio to GAAP for the three and six months ended June 30, 2024 and 2023:

Three months ended June 30	2024	2023
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$18,158	$16,614
Less: Amortization of intangible assets expense		28
Less: Acquisition related expenses	1,071	121
Noninterest expense (non-GAAP)	17,087	16,707

Net interest income (GAAP)	18,916	22,096
Plus: Taxable equivalent adjustment	471	478
Noninterest income (GAAP)	3,541	3,552
Less: Net gains (losses) on equity securities	(12)	12
Net interest income (FTE) plus noninterest income (non-GAAP)	$22,940	$26,114
Efficiency ratio (non-GAAP)	74.49%	63.98%

Six months ended June 30	2024	2023
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$36,226	$33,168
Less: Amortization of intangible assets expense		57
Less: Acquisition related expenses	1,557	121
Noninterest expense (non-GAAP)	34,669	32,990

Net interest income (GAAP)	38,234	45,208
Plus: Taxable equivalent adjustment	946	965
Noninterest income (GAAP)	6,943	7,226
Less: Net losses on equity securities	(20)	(17)
Less: Gains on sale of available for sale securities		81
Net interest income (FTE) plus noninterest income (non-GAAP)	$46,143	$53,335
Efficiency ratio (non-GAAP)	75.13%	61.85%